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                                   EXHIBIT A
                                   ---------

                           Agreement of Joint Filing
                           -------------------------


          The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1 of the Act the statement dated February 12, 1998, containing the information required by Schedule 13G, for the Shares of Genesys Telecommunications Laboratories, Inc. held by Benchmark Capital Partners, L.P., a Delaware limited partnership, and with respect to the general partners, such other holdings as may be reported therein.


Date:  February 12, 1998

DAVID M. BEIRNE                         BENCHMARK CAPITAL MANAGEMENT CO.,
BRUCE W. DUNLEVIE                       L.L.C., A DELAWARE LIMITED LIABILITY
KEVIN R. HARVEY                         COMPANY
ROBERT C. KAGLE
ANDREW S. RACHLEFF

By:  /s/ Christopher Hadsell            By:  /s/ Christopher Hadsell
     -----------------------                 -----------------------
     Christopher Hadsell                     Christopher Hadsell
     Attorney-in-Fact                        Chief Financial Officer


                                        BENCHMARK CAPITAL PARTNERS, L.P., A
                                        DELAWARE LIMITED PARTNERSHIP

                                        By Benchmark Capital Management Co.,
                                        L.L.C., a Delaware limited liability
                                        company, its General Partner


                                         By:  /s/ Christopher Hadsell
                                              -----------------------
                                              Christopher Hadsell
                                              Chief Financial Officer